Exhibit 99.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Innovative Solutions and Support, Inc. (the “Company”) on Form 10-Q for the period ending March 31, 2003 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned officers of the Company, certify, pursuant to 18 U.S.C. (S) 1350, as adopted pursuant to (S) 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

A signed original of this written statement required by Section 906 has been provided to Innovative Solutions and Support, Inc. and will be retained by Innovative Solutions and Support, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

/s/ Geoffrey S. M. Hedrick

Geoffrey S. M. Hedrick

Chairman of the Board and Chief Executive Officer

May 12, 2003

/s/ James J. Reilly

James J. Reilly

Chief Financial Officer

May 12, 2003